SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Integrated Silicon Solution, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 30, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Integrated Silicon Solution, Inc., a Delaware corporation (the “Company”), will be held on Monday, July 30, 2007 at 3:30 p.m., local time, at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, for the following purposes:

1.	To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the adoption of the Company’s 2007 Incentive Compensation Plan.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on June 15, 2007 are entitled to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. However, if your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

/s/ Scott D. Howarth

Scott D. Howarth

Vice President, Chief Financial Officer and Secretary

San Jose, California

June 29, 2007

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

INTEGRATED SILICON SOLUTION, INC.

1940 ZANKER ROAD SAN JOSE, CALIFORNIA 95112

(408) 969-6600

PROXY STATEMENT FOR 2007

ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy (“Proxy”) is solicited on behalf of the board of directors (the “Board of Directors”) of Integrated Silicon Solution, Inc. (the “Company”) for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Monday, July 30, 2007 at 3:30 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California.

These proxy solicitation materials were mailed on or about June 29, 2007 to all stockholders of record at the close of business on June 15, 2007 (the “Record Date”). At the Record Date, 37,619,888 shares of the Company’s common stock, $.0001 par value per share, were issued and outstanding and no shares of the Company’s preferred stock, $.0001 par value per share, were issued and outstanding.

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have the choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to the proxy card provided by your broker for details regarding the availability of electronic voting. Please also be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Revocability of Proxies

Any Proxy given pursuant to this solicitation may be revoked by the person giving such Proxy at any time before its use by delivering to the Secretary of the Company, at the address noted above, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Voting and Solicitation

Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in such proxy. Where no instructions are given, such proxies will be voted “For” the election of each of the nominees for director, and “For” the adoption of the Company’s 2007 Incentive Compensation Plan, except as described below. If any matter not described in this proxy statement (the “Proxy Statement”) is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

Each stockholder is entitled to one (1) vote for each share of common stock held by such stockholder on all matters presented at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding as of the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN”

are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as a vote against a proposal, except with respect to the election of directors. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on the proposals to be considered at the Annual Meeting.

Pursuant to regulations promulgated by the New York Stock Exchange (“NYSE”), brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter. Therefore, for any of your shares held through a broker or other nominee that is a NYSE member organization, such shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of such proposal.

The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of the Company’s directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Accordingly, a single Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. The Company will promptly deliver upon written request or oral request a separate copy of this proxy statement to any stockholder of a shared address to which a single copy of this document was delivered. If any stockholders of a shared address wish to receive a separate proxy statement, they may call the Company’s Corporate Secretary at (408) 969-6600 or write to Integrated Silicon Solution, Inc., 1940 Zanker Road, San Jose, California 95112, Attention: Corporate Secretary. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize the Company to discontinue mailings of multiple proxy statements by calling or writing the Company’s Corporate Secretary. The Company maintains a web site on the Internet at www.issi.com. However, the web site, and the information contained therein, is not a part of this Proxy Statement.

Record Date

Stockholders of record at the close of business on June 15, 2007 are entitled to notice of the Annual Meeting and to vote upon matters presented at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Stockholders of the Company may submit proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in the year 2008, stockholder proposals must be received by the Secretary of the Company no later than August 30, 2007, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure with regard to business brought before an annual meeting, including stockholder proposals not included in the Company’s proxy statement. For nominations or other business to be properly brought before the 2008 annual meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company one hundred twenty

(120) days prior to the anniversary of the mailing of this Proxy Statement, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, for notice by the stockholder to be timely it must be received a reasonable time before the Company begins to print and mail its proxy materials.

The attached Proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority should the stockholder proposal come before the 2008 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. All notices of proposals and nominations by stockholders should be sent to Integrated Silicon Solution, Inc., 1940 Zanker Road, San Jose, California 95112, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company’s seven (7) nominees named below, all of whom are current directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until such director’s successor has been duly elected and qualified.

Vote Required; Recommendation of Board of Directors

The seven (7) candidates receiving the highest number of “FOR” votes shall be elected to the Company’s Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW:

Name of Nominee	Age	Principal Occupation
Jimmy S. M. Lee	51	President, Chief Executive Officer and Chairman of the Board of Directors of the Company
Kong Yeu Han	52	Vice Chairman of the Company
Melvin Keating	60	President and Chief Executive Officer, Alliance Semiconductor
Ping K. Ko	56	President, Silicon Federation International, Ltd.
Keith McDonald	59	Former Sr. V.P. of Sales & Marketing
Bryant Riley	40	Founder and Chief Executive Officer of B. Riley & Co., Inc.
Bruce A. Wooley	63	Chairman, Department of Electrical Engineering, Stanford University

Except as set forth below, each Director has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

Jimmy S.M. Lee has served as our Chairman, Chief Executive Officer and a director since he co-founded ISSI in October 1988. He reassumed the role of President in November 2005. From 1985 to 1988, Mr. Lee was engineering manager at International CMOS Technology, a semiconductor company, and from 1983 to 1985, he was a design manager at Signetics Corporation, a semiconductor company. Mr. Lee has served as a director of ICSI, a memory supplier, since September 1990 and has served as Chairman of ICSI since May 2005. We acquired control of ICSI in May 2005. He has served as a director of Chrontel, a video optics company, since July 1995, as a director of Signia Technologies (Signia), a developer of wireless semiconductors from July 2000 to September 2006 and as a director of Alpha & Omega Semiconductor, Inc., a developer of advanced power semiconductor solutions, since March 2006. Mr. Lee holds an M.S. degree in electrical engineering from Texas Tech University and a B.S. degree in electrical engineering from National Taiwan University.

Kong Yeu Han has served as our Vice Chairman since May 1, 2005 and as a director since August 11, 2005. He served as Chief Executive Officer of ICSI from January 1999 to May 2005. Mr. Han was a co-founder of ISSI and served as the Company’s Executive Vice President from April 1995 to December 1998, as Vice President from December 1988 to March 1995, and as General Manager, ISSI-Taiwan from September 1990 to December 1998. Mr. Han holds an M.S. degree in electrical engineering from the University of California, Santa Barbara and a B.S. degree in electrical engineering from National Taiwan University.

Melvin Keating has served as one of the Company’s directors since September 2006. Mr. Keating is President and Chief Executive Officer of Alliance Semiconductor. Prior to Alliance Semiconductor, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx, Inc. from April 2004 to September 2005. Prior to Quovadx from 1997 to 2004, Keating served as a strategy consultant to Warburg Pincus Equity Partners, a private equity and venture capital firm. From 1995 to 1997, Mr. Keating served as President and CEO of Sunbelt Management, a private company that owns and manages commercial and retail properties. From 1986 to 1995, Mr. Keating served as Senior Vice President—Finance and Administration of Olympia & York Companies (and its successors), a private real estate development company. From 2001 to 2004, Mr. Keating served on the board of Price Legacy Corporation, a REIT he helped create while at Warburg Pincus. In addition he currently serves on the boards of Kitty Hawk Inc. and Tower Semiconductor. Mr. Keating holds two Masters degrees from the University of Pennsylvania, Wharton School.

Ping K. Ko has served as one of the Company’s directors since July 2004. Since August 2005, Dr. Ko has been the President of Silicon Federation International, Ltd., a venture holding company. From September 2003 to August 2005, Dr. Ko was Executive Director of Wearnes Technology Pte. Ltd. and Chairman of Wearnes Semiconductor Co., Ltd., both of which are multinational electronics companies. From 2000 to 2003, he was chief strategy officer at Authosis, Inc., a venture capital company headquartered in Hong Kong. From 1993 to 2000, Dr. Ko was Dean of Engineering at Hong Kong University of Science and Technology (HKUST). From 1984 to 1993, he was on the faculty of the University of California, Berkeley and was vice chairman of the EECS department and director of the Berkeley Microfabrication Laboratory. He was a member of the technical staff at Bell Laboratories, a telecommunications company, from 1982 to 1983. Dr. Ko holds Ph.D. and M.S. degrees in electrical engineering and computer science from the University of California, Berkeley and a B.S. degree in physics from Hong Kong University.

Keith McDonald has served as one of the Company’s directors since December 2006. Mr. McDonald is currently an independent consultant. Mr. McDonald was a Senior Vice President of Sales & Marketing at Alien Technologies from 2004 through 2006. Prior to Alien, Mr. McDonald was a Corporate Vice President of global accounts and relationship management at Solectron, a leading provider of electronics manufacturing and supply chain services. Before Solectron, Mr. McDonald spent ten years at Samsung Semiconductor as a Senior Vice President of Sales and Marketing and a member of the Board of Directors.

Bryant R. Riley has served as one of the Company’s directors since September 2006. Mr. Riley is the founder and has been the Chairman of B. Riley & Co., Inc. since January 1997. B. Riley & Co., a member of the NASD, provides research and trading ideas primarily to institutional investors. Mr. Riley has also been the

General Partner of Riley Investment Management since 2001, an asset management company. He is currently a director of Aldila Inc., DDI Corporation, Kitty Hawk, Inc. and chairman of Alliance Semiconductor Corp. Mr. Riley holds a Bachelor of Science degree with major in Finance from the Lehigh University in Bethlehem, Pennsylvania.

Bruce A. Wooley has served as one of the Company’s directors since September 2002. Since 1999, Dr. Wooley has been Chairman of the Department of Electrical Engineering at Stanford University. From 1993 to 1999, Dr. Wooley was Director of the Integrated Circuits Laboratory at Stanford University. He has been a Professor of Electrical Engineering at Stanford University since 1984 and was a member of the research staff at Bell Laboratories, a telecommunications company, from 1970 to 1984. Dr. Wooley has also served as a director of Chrontel, a video optics company, since 1989. Dr. Wooley holds Ph.D., M.S., and B.S. degrees in electrical engineering from the University of California, Berkeley.

Messrs. Keating, McDonald and Riley’s appointments to the Board of Directors were made as contemplated by that certain letter agreement (the “Letter Agreement”) entered into by the Company on August 28, 2006 with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc. (the “Riley Parties”), as amended as of November 30, 2006. Pursuant to the letter agreement, the Company agreed, among other things, to expand the size of its Board of Directors from seven members to nine members and elect each of Bryant Riley and Melvin Keating to fill the vacancies created by such increase no later than September 15, 2006. Additionally, the Company agreed to deliver to the Riley Parties written commitments from three of the Company’s then current directors (other than Jimmy S. Lee and Kong Yeu Han) not to seek or accept re-nomination for election to the Board of Directors at the Company’s 2007 annual meeting of stockholders. The Letter Agreement further anticipates that the Company’s nominating committee will nominate for election at the Company’s 2007 annual meeting of stockholders the six remaining directors and one additional independent director (who is Mr. McDonald) mutually agreeable to the Riley Parties and the Company’s board of directors and its nominating committee and that the size of the Board of Directors will be reduced to seven members at such time. Pursuant to the Letter Agreement, Mr. Tan and Mr. Tanigami have agreed not to seek or accept re-nomination for election to the Board of Directors at the 2007 Annual Meeting.

Principal Share Ownership

Beneficial Owners

At the Record Date, June 15, 2007 37,619,887 shares of the Company’s common stock, $.0001 par value per share, were issued and outstanding and no shares of the Company’s preferred stock, $.0001 par value per share, were issued and outstanding. As of the Record Date, the following entities were known by the Company to be the beneficial owners of more than 5% of the Company’s common stock:

	Beneficial Ownership
Name of 5% Beneficial Owners	Number of Shares	Percent of Total
Bryant R. Riley (1)	4,543,332	12.1%
11100 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025

Donald Smith & Co., Inc. (3)	3,725,200	9.9%
152 West 57th Street, 22nd Floor New York, NY 10019-3395

Lloyd I. Miller III (2)	3,265,477	8.7%
4550 Gordon Drive Naples, FL 34102

Dimensional Fund Advisors, Inc. (3)	3,178,496	8.4%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401-1005

(1)	Includes 2,462,962 shares of Common Stock owned by Riley Investment Partners Master Fund, LP. Because Riley Investment Management LLC has sole voting and investment power over Riley Investment Partners Master Fund, LP’s security holdings and Mr. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, each of Riley Investment Partners Master Fund, LP, Riley Investment Management LLC, and Mr. Riley may be deemed to have beneficial ownership of the 2,462,962 shares owned of record by Riley Investment Partners Master Fund, LP. Also, includes 89,254 shares held in an investment advisory account managed by Riley Investment Management LLC, for which Mr. Riley may be deemed to have beneficial ownership. Also, includes 201,115 shares of Common Stock owned by B. Riley & Co., Inc. Because Mr. Riley, in his role as Chairman and sole equity owner of B. Riley & Co., Inc. controls its voting and investment decisions with respect to such shares, Mr. Riley may be deemed to have beneficial ownership of the 201,115 shares owned of record by B. Riley & Co., Inc. Also, includes 125,000 shares of Common Stock owned by B. Riley & Co. Retirement Trust. Because Mr. Riley, in his role as Trustee of the B. Riley & Co. Retirement Trust, controls its voting and investment decisions, Mr. Riley may be deemed to have beneficial ownership of the 125,000 shares owned of record by B. Riley & Co. Retirement Trust. Riley Investment Management LLC has shared voting and dispositive power over 387,845 shares of Common Stock owned by investment advisory clients of Riley Investment Management LLC. Although Mr. Riley controls Riley Investment Management LLC’s voting and investment decisions for the investment advisory clients, Mr. Riley disclaims beneficial interest in these shares. Mr. Riley also holds 1,665,001 shares of Common Stock in a joint account with his spouse and has shared voting and investment power over the shares in the joint account. Mr. Riley may be deemed to have beneficial ownership of the 1,665,001 shares owned of record in the joint account.
(2)	Based on a Schedule 13G filed with the SEC as of December 31, 2006.
(3)	Based on a Schedule 13G filed with the SEC as of March 31, 2007.

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by (i) each director of the Company, (ii) the Company’s Chief Executive Officer, the three (3) most highly compensated executive officers of the Company who were serving as executive officers as of the end of fiscal 2006 and an additional officer who ceased employment during fiscal 2006 (such officers are hereinafter collectively referred to as the “Named Executive Officers”) and (iii) by all current directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose. The number and percentage of shares beneficially owned is computed on the basis of 37,619,888 shares of common stock outstanding as of the Record Date. Shares of common stock that a person has the right to acquire within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Beneficial Ownership
Name	Number of Shares	Percent of Total
Jimmy S.M. Lee (1)	563,720	1.5%
Gary L. Fischer (2)	—	*
Kong Yeu Han (3)	120,417	*
Chang-Chaio Han (4)	76,042	*
Scott Howarth (5)	45,834	*
Melvin Keating (6)	13,767	*
Ping K. Ko (7)	15,000	*
Keith McDonald (8)	6,667	*
Bryant Riley (9)	4,552,499	12.1%
Lip-Bu Tan (10)	42,532	*
Hide L. Tanigami (11)	25,000	*
Bruce A. Wooley (12)	18,000	*
All directors and executive officers as a group (11 persons) (13)	5,479,478	14.3%

*	Less than 1%
(1)	Includes 401,504 shares issuable upon exercise of options held by Mr. Lee that are exercisable within sixty (60) days of the Record Date.
(2)	Mr. Fischer served as an executive officer of the Company through November 2005 and as a Director of the Company through November 2006.
(3)	Includes 120,417 shares issuable upon exercise of options held by Mr. Kong Yeu Han that are exercisable within sixty (60) days of the Record Date.
(4)	Includes 76,042 shares issuable upon exercise of options held by Mr. Chang-ChaioHan that are exercisable within sixty (60) days of the Record Date.
(5)	Includes 45,834 shares issuable upon exercise of options held by Mr. Howarth that are exercisable within sixty (60) days of the Record Date.
(6)	Includes 9,167 shares issuable upon exercise of options held by Mr. Keating that are exercisable within sixty (60) days of the Record Date.
(7)	Includes 15,000 shares issuable upon exercise of options held by Mr. Ko that are exercisable within sixty (60) days of the Record Date.
(8)	Includes 6,667 shares issuable upon exercise of options held by Mr. McDonald that are exercisable within sixty (60) days of the Record Date.
(9)

Includes 2,462,962 shares of Common Stock owned by Riley Investment Partners Master Fund, LP. Because Riley Investment Management LLC has sole voting and investment power over Riley Investment Partners Master Fund, LP’s security holdings and Mr. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, each of Riley Investment Partners Master Fund, LP, Riley Investment Management LLC, and Mr. Riley may be deemed to have beneficial ownership of the 2,462,962 shares owned of record by Riley Investment Partners Master Fund,

LP. Also, includes 89,254 shares held in an investment advisory account managed by Riley Investment Management LLC, for which Mr. Riley may be deemed to have beneficial ownership. Also, includes 201,115 shares of Common Stock owned by B. Riley & Co., Inc. Because Mr. Riley, in his role as Chairman and sole equity owner of B. Riley & Co., Inc. controls its voting and investment decisions with respect to such shares, Mr. Riley may be deemed to have beneficial ownership of the 201,115 shares owned of record by B. Riley & Co., Inc. Also, includes 125,000 shares of Common Stock owned by B. Riley & Co. Retirement Trust. Because Mr. Riley, in his role as Trustee of the B. Riley & Co. Retirement Trust, controls its voting and investment decisions, Mr. Riley may be deemed to have beneficial ownership of the 125,000 shares owned of record by B. Riley & Co. Retirement Trust. Riley Investment Management LLC has shared voting and dispositive power over 387,845 shares of Common Stock owned by investment advisory clients of Riley Investment Management LLC. Although Mr. Riley controls Riley Investment Management LLC’s voting and investment decisions for the investment advisory clients, Mr. Riley disclaims beneficial interest in these shares. Mr. Riley also holds 1,665,001 shares of Common Stock in a joint account with his spouse and has shared voting and investment power over the shares in the joint account. Mr. Riley may be deemed to have beneficial ownership of the 1,665,001 shares owned of record in the joint account. Includes 9,167 shares issuable upon exercise of options held by Mr. Riley that are exercisable within sixty (60) days of the Record Date.

(10)	Includes 32,500 shares issuable upon the exercise of options held by Mr. Tan that are exercisable within sixty (60) days of the Record Date.
(11)	Includes 25,000 shares issuable upon the exercise of options held by Mr. Tanigami that are exercisable within sixty (60) days of the Record Date.
(12)	Includes 10,000 shares issuable upon the exercise of options held by Mr. Wooley that are exercisable within sixty (60) days of the Record Date.
(13)	Includes 751,298 shares issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date. See notes 1 through 12 above.

Board of Directors Meetings and Committees

The Board of Directors held eight (8) meetings during fiscal 2006. The Board consists of Messrs. Lee, Han, Keating, Ko, McDonald, Riley, Tan, Tanigami, and Wooley. Messrs. Keating and Riley joined the Company’s Board in September 2006 upon the recommendation of the Nominating Committee of the Board of Directors pursuant to that certain letter agreement (the “Riley Agreement”) entered into by the Company on August 28, 2006 with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc., as amended as of November 30, 2006. Mr. McDonald joined the Company’s Board of Directors in December 2006 pursuant to the Letter Agreement upon the recommendation of the Nominating Committee. The Board of Directors has determined that each of Messrs. Keating, Ko, McDonald, Tan, Tanigami, and Wooley are “independent” as determined by the Nasdaq listing qualifications. During fiscal 2006, the Board of Directors maintained five (5) standing committees: the Audit Committee, the Stock Committee, the Compensation Committee, the Nominating Committee and a special committee of independent directors to conduct an internal review, assisted by outside legal counsel, of historical stock option grant practices of the Company (the “Special Committee”).

Stockholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: 1940 Zanker Road, San Jose, California 95112.

Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2006 during such time as such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 2006 during such time as such person was a director. All members of the Board of Directors who were then serving on the Board attended the 2006 Annual Meeting except Mr. Ko. The Company’s policy is that board members are expected to attend each Annual Meeting.

The Audit Committee. During fiscal 2006, Mr. Tan served as head of the Audit Committee along with members Messrs. Ko and Wooley. The Audit Committee held six (6) meetings during fiscal 2006. The Audit Committee now consists of Messrs. Keating, Ko and Riley. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; provides oversight and monitoring of Company management and the independent registered public accounting firm and their activities with respect to the Company’s financial reporting process and internal controls; provides the Board of Directors with the results of its monitoring and recommendations derived there from; and provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee Charter is attached hereto as Exhibit A.

The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Mr. Ko and Mr. Tan is an audit committee financial expert, as defined by the Securities and Exchange Commission (the “SEC”) guidelines.

The Stock Committee. During fiscal 2006, the Stock Committee consisted of Messrs. Lee and Tan. The Stock Committee held seven (7) meetings during fiscal 2006. The Stock Committee had the authority to make routine stock option grants to non-executive officers of the Company. Beginning in December 2006 the Stock Committee ceased its role of making stock option grants and was officially dissolved by the Board of Directors. All stock option grants are now made by the Compensation Committee or by the Board of Directors.

The Compensation Committee. During fiscal 2006, the Compensation Committee consisted of Messrs. Tan and Tanigami. The Compensation Committee held two (2) meetings during fiscal 2006. The Compensation Committee now consists of Messrs. McDonald, Riley and Wooley, who are each deemed to be an “independent director” as that term is defined by the Nasdaq listing standards. The Compensation Committee makes recommendations to the Board of Directors regarding the Company’s executive compensation policies and makes executive stock option grants.

The Nominating Committee. During fiscal 2006, the Nominating Committee consisted of Messrs. Ko, Tan, and Wooley. The Nominating Committee held no meetings during fiscal 2006. The Nominating Committee now consists of Messrs. Ko, Tan, and Wooley, who are each deemed to be an “independent director” as that term is defined by the Nasdaq listing standards. The Board of Directors created the Nominating Committee in January 2004. The full text of the Nominating Committee Charter is published on the Company’s website at www.issi.com. The Nominating Committee recommends nominees for election as directors to the Board of Directors. All members of the Nominating Committee are non-employee directors.

When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nominating Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by directors or by employees. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will consider suggestions from stockholders regarding possible director candidates for election in 2008. Such suggestions, together with appropriate biographical information, should be submitted to the Company’s Corporate Secretary. See “Deadline for Receipt of Stockholder Proposals” for details regarding the procedures and timing for the submission of such suggestions. Each director nominated in this Proxy was recommended for election by the Nominating Committee and by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any security holder.

Special Committee. During fiscal 2006, the Special Committee consisted of Messrs. Ko and Wooley. The Special Committee held six (6) meetings during fiscal 2006. Each member of the Special Committee was deemed to be an “independent director” as that term is defined by the Nasdaq listing standards. The Special Committee was appointed in August 2006 to conduct an internal review, assisted by outside legal counsel, of historical stock option grant practices of the Company.

Compensation of Directors

Non-employee directors receive a yearly retainer of $15,000 plus $3,000 for attendance at each regularly scheduled Board of Directors meeting and $1,000 for attendance at each telephone Board of Directors meeting. Non-employee directors receive $1,000 for attendance at board committee meetings in person or by telephone and the non-employee chairperson of a board committee receives an additional $1,000 payment per committee meeting attended in person (but not if attended by telephone). Members of the Special Committee, Mr. Ko and Mr. Wooley, receive $2,000 for attendance at each Special Committee meeting whether in person or by telephone. Non-employee directors are reimbursed for all reasonable expenses incurred by them in attending Board of Directors and Committee meetings. In addition, each non-employee director is eligible to participate in the Company’s 1995 Director Stock Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director is automatically granted a nonstatutory option to purchase 10,000 shares of common stock on the date on which such person first becomes a non-employee director. In addition, each director who has been a non-employee director for at least six (6) months will automatically receive a nonstatutory option to purchase 2,500 shares of common stock upon such director’s annual reelection to the Board of Directors by the stockholders. Options granted under the Director Plan have a term of seven (7) years unless terminated sooner upon the termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the common stock on the date of grant. Options granted under the Director Plan are subject to cumulative monthly vesting over a twelve (12) month period commencing at the date of grant.

If the 2007 Incentive Compensation Plan is approved at the 2007 annual meeting of stockholders, the Director Plan will be replaced by the 2007 Incentive Compensation Plan and the shares available for grant under the Director Plan will be available for issuance under the 2007 Incentive Compensation Plan.

The employee directors, Mr. Lee and Mr. Han, receive no separate compensation to serve as directors of the Company. On February 3, 2006, Mr. Ko, Mr. Tan, Mr. Tanigami and Mr. Wooley were each granted an option under the Director Plan to purchase 2,500 shares of common stock at an exercise price of $6.26 per share. On September 7, 2006, upon their appointment to the Board, Mr. Keating and Mr. Riley were each granted an option under the Director Plan to purchase 10,000 shares of common stock at an exercise price of $5.16 per share. On December 12, 2006, upon his appointment to the Board, Mr. McDonald was granted an option under the Director Plan to purchase 10,000 shares of common stock at an exercise price of $6.07 per share. The options expire upon the earlier of seven (7) years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. McDonald, Riley and Wooley and during fiscal 2006 consisted of Messrs. Tan and Tanigami, none of whom has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. See “Certain Transactions” for details regarding Mr. Tan’s relationship with one of the Company’s suppliers.

Report of the Compensation Committee of the Board of Directors*

The members of the Compensation Committee of the Board of Directors currently are Messrs. McDonald, Riley and Wooley and during fiscal 2006 were Messrs. Tan and Tanigami. All such members are non-employee directors. The Compensation Committee reviews compensation levels of the Company’s executive officers, recommends to the Board of Directors for approval of the salaries and other compensation paid to such executives, and approves stock option grants to executive officers.

Compensation Philosophy. The Company’s executive pay programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive’s total compensation is intended to be variable and to relate to and be contingent upon Company performance and upon individual performance. Corporate performance is measured by relevant financial results and the success of the management team in non-financial areas, such as strategic business decisions, operational performance and management objectives. The Company’s compensation philosophy is that cash compensation must be competitive with other semiconductor companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to contribute to the Company’s long-term success. When the Compensation Committee grants long-term equity-based incentives, the number of options or shares granted to or owned by the executive, the value of such options or shares and competitive compensation practices of comparable companies are taken into consideration in determining the size and structure of the award.

Components of Executive Compensation. The two key components of the Company’s executive officer compensation program in fiscal 2006 were base salary and long-term incentives, represented by the Company’s stock option program. No bonuses were paid in fiscal 2006. In determining the total compensation for each of the Company’s executive officers, the Committee evaluates corporate performance, principally revenue and operating profit goals; such executive officer’s individual performance; compensation paid to executive officers of companies of comparable size within the semiconductor industry; and compensation paid to other executive officers of the Company. Base salary is set for each executive commensurate with that person’s level of responsibility, within the parameters of companies of comparable size within the semiconductor industry, and existing industry conditions. For fiscal 2006, Mr. Lee’s base salary was set at $280,000, Mr. K.Y. Han’s cash compensation including base salary and costs of maintaining dual residences was set at $240,000, and Mr. Chang-Chaio Han’s cash compensation including base salary and costs of maintaining dual residences was set at $240,000. These base salaries were effective upon our completion of the tender offer for ICSI in August 2005. Mr. Howarth joined the Company in February 2006 as Vice President and Chief Financial Officer with a base salary of $200,000 per year and participation in profit sharing in an amount equal to 0.3% for fiscal year 2006.

Stock options are generally granted when an executive joins the Company, and additional options may be granted from time-to-time thereafter. The options granted to each executive generally vest over a four (4) year period. In addition to receiving stock option grants, executives are also eligible to participate in the Company’s employee stock purchase plan.

Other elements of executive compensation include participation in the Company’s 401(k) plan, Company-wide medical and dental benefits and a non-qualified deferred compensation program. The Company does not match contributions under the 401(k) plan at this time.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Mr. Lee receives no additional material compensation or benefits not provided to all executives. Mr. Lee’s total compensation consists of base salary and employee stock options. In determining Mr. Lee’s compensation, the Committee evaluates:

•	corporate performance, principally revenue and operating profit goals;

•	his individual performance;

•	compensation paid to other executive officers of the Company; and

•	compensation paid to chief executive officers of comparable companies.

For fiscal 2006, none of the Company’s executive officers, including Mr. Lee, received a salary increase and no bonuses were paid.

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Section”). The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company’s stock option plan would meet the requirements of being performance based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Compensation Committee of the Board of Directors

Keith McDonald *

Bryant R. Riley *

Bruce A. Wooley *

*	Messrs. McDonald, Riley and Wooley were appointed to the Compensation Committee in December 2006. As such, they did not participate in any Compensation Committee discussions regarding compensation during fiscal 2006.

Report of the Audit Committee of the Board of Directors †

The Audit Committee of the Board of Directors has furnished the following report:

The Board of Directors has adopted a written charter for the Audit Committee (the “Audit Committee Charter”). The Board of Directors has determined that each member of the Audit Committee is “independent,” as defined in the listing standards of Nasdaq.

The Company’s management is responsible for preparing financial statements and the Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2006 with the Company’s management.

The Audit Committee has discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of receiving non-audit services from the independent registered public accounting firm with maintaining the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Audit Committee of the Board of Directors

Melvin Keating

Ping Ko

Bryant Riley

†

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Ernst & Young LLP has audited the Company’s financial statements since 1990. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has not yet selected an independent registered public accounting firm to audit the financial statements of the Company for fiscal 2007. The Audit Committee has determined that, until such process is completed, Ernst & Young LLP will continue to serve as the Company’s independent registered public accounting firm.

Fees Paid to Ernst & Young LLP

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2006 and 2005.

Fee Category	Fiscal 2006	Fiscal 2005
Audit Fees	$1,750,000	$1,418,192
Audit-Related Fees	—	—
Tax Fees	20,000	93,800
All Other Fees	1,500	1,280

Total	$1,771,500	$1,513,272

Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports, the audit of management’s assessment of the effectiveness, as well as the audit of the effectiveness, of the Company’s internal controls over financial reporting included in the Form 10-K for fiscal 2006 as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. There were no services provided under this category for fiscal years 2006 and 2005.

Tax Fees. This category consists of professional services rendered by Ernst & Young, primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees. This category consists of fees for other corporate services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

During fiscal 2006, the Audit Committee approved in advance all audit and non-audit services to be provided by Ernst & Young.

PROPOSAL TWO:

APPROVAL OF 2007 INCENTIVE COMPENSATION PLAN

We are asking our stockholders to vote on a proposal to approve the implementation of the 2007 Incentive Compensation Plan (the “2007 Plan”) under which 3,000,000 shares of our common stock will initially be reserved for issuance. The 2007 Plan was adopted by our board of directors on February 9, 2007, subject to stockholder approval at the 2007 Annual Meeting, and is intended to serve as a successor to the 1998 Stock Plan, the Nonstatutory Stock Plan and the 1995 Director Stock Option Plan (the “Predecessor Plans”). The share reserve under the 2007 Plan is intended to approximate the share reserves currently available for issuance in the aggregate under the three Predecessor Plans. Stockholder approval of the 2007 Plan will not affect any options or unvested shares outstanding under the Predecessor Plans at the time of the Annual Meeting. To the extent any of those options subsequently terminate unexercised or those unvested shares issuances are forfeited or repurchased by us, the number of shares of common stock subject to those terminated options, together with the forfeited or repurchased shares, will be added to the share reserve available for issuance under the 2007 Plan, up to an additional 4,000,000 shares. However, no further awards will be made under the Predecessor Plans following stockholder approval of the 2007 Plan.

Incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2007 Plan to provide us with more flexibility in designing cash and equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units and performance shares. Accordingly, with the 2007 Plan, we will have a broader array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals.

The 2007 Plan differs from the Predecessor Plans in the following principal respects:

(i) The 2007 Plan will continue to include a stock issuance program under which shares of our common stock may be issued for cash or other valid consideration under the Delaware General Corporation Law. However, shares may also be issued pursuant to restricted stock units or other stock-based awards which vest upon the attainment of designated performance goals or the completion of specified service periods and become payable either upon vesting or at a designated time thereafter.

(ii) Stock appreciation rights will also be issuable under the 2007 Plan. Such rights will entitle the holders to a distribution from us equal in value to the amount by which the fair market value of the shares as to which those rights are exercised, measured as of the exercise date, exceeds the fair market value of those shares at the time the rights were granted. The distribution may be made in cash or shares of our common stock.

(iii) The 2007 Plan includes an automatic grant program for our non-employee board members which will replace the 1995 Director Stock Option Plan. Under the new plan, the non-employee board members will receive option grants and restricted stock units at designated intervals over their period of continued board service.

(vi) Performance criteria have been incorporated into the 2007 Plan which will allow the plan administrator to structure cash bonuses or stock-based awards so that the compensation attributable to those particular awards will qualify as performance-based compensation under Internal Revenue Code Section 162(m).

(vi) The exercise price of outstanding stock options or stock appreciation rights under the 2007 Plan may not be reduced without stockholder approval, except in the event of certain changes to our capital structure.

(vii) Unless sooner terminated by our board of directors or in connection with a change in control or ownership or in accordance with the provisions of the 2007 Plan, the 2007 Plan will continue in effect until July 30, 2017.

The principal terms and provisions of the 2007 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2007 Plan and is qualified in its entirety by reference to the complete text of the 2007 Plan which is attached hereto as Exhibit B.

Incentive Programs. The 2007 Plan consists of four separate incentive compensation programs: (i) the discretionary grant program, (ii) the stock issuance program, (iii) the incentive bonus program and (iv) the automatic grant program for the non-employee members of our board of directors. The principal features of each program are described below.

Eligibility. Officers and employees, as well as independent consultants and contractors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant, stock issuance and incentive bonus programs. The non-employee members of our board of directors will also be eligible to participate in those three programs as well as the automatic grant program. Had the 2007 Plan been in effect on May 1, 2007, approximately 430 persons (including 4 executive officers) would have been eligible to participate in the discretionary grant, stock issuance and incentive bonus programs, and 7 non-employee board members would have been eligible to participate in those programs and the automatic grant program.

Administration. The compensation committee of our board of directors (either acting directly or through a subcommittee of two or more members) will have the exclusive authority to administer the discretionary grant, stock issuance and incentive bonus programs with respect to awards made to our executive officers and non-employee board members and other individuals will also have the authority to make awards under those programs to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members or other individuals to have separate but concurrent authority with the compensation committee to make awards under those programs to individuals other than executive officers and non-employee board members.

The term “plan administrator,” as used in this summary, will mean our compensation committee (or subcommittee) and any secondary committee, to the extent each is acting within the scope of its administrative authority under the 2007 Plan.

The compensation committee will have the limited discretion under the automatic grant program to determine the number of shares subject to each option grant and restricted stock unit award made under that program, up to the maximum number of shares permissible per grant or award, but all option grants and restricted stock unit awards will otherwise be made in strict compliance with the express terms of that program.

Securities Subject to 2007 Plan. 3,000,000 shares of our common stock will initially be reserved for issuance over the term of the 2007 Plan. The reserve is intended to approximate the number of shares of our common stock available for issuance under the three Predecessor Plans. To the extent any options outstanding under the Predecessor Plans on the date of the Annual Meeting subsequently terminate unexercised or any unvested shares outstanding under the Predecessor Plans at such time are subsequently forfeited or repurchased by us, the number of shares of common stock subject to those terminated options, together with the forfeited shares, will be added to the share reserve available for issuance under the 2007 Plan, up to an additional 4,000,000 shares.

As of June 15, 2007, 5,493,965 shares were subject to outstanding options under the Predecessor Plans and an additional 3,042,270 shares remained unallocated and available for future awards. It is anticipated that awards for not more than an additional 100,000 shares of our common stock will be granted under the Predecessor Plans between June 1, 2007 and the date of the Annual Meeting.

Awards made under the 2007 Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”)

•

For awards measured in terms of shares of our common stock (whether payable in our common stock, cash or a combination of both), no participant in the 2007 Plan may receive in any calendar year stock options covering more than 1,000,000 shares of our common stock, stock appreciation rights covering more than 1,000,000 shares of our common stock, awards under the stock issuance program covering more than 500,000 shares of our common stock, performance units covering more than 600,000 shares of our common stock and dividend equivalent rights covering more than 600,000 shares of our common stock, with each applicable award limit subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval for purposes of Section 162(m). Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program will not be subject to the $1 million per person limitation imposed under Section 162(m) on the income tax deductibility of compensation paid to certain of our executive officers. In addition, one or more shares issued under the stock issuance program or pursuant to awards of performance units or dividend equivalent rights may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed below in the summary description of that program.

•

For awards under the incentive bonus program measured in terms of dollars (whether payable in cash, shares of our common stock, or both), no participant in the 2007 Plan may receive a cash award, performance unit award or dividend equivalent award with a dollar value in excess of $1,000,000 dollars in any one calendar year, with such limitation to be measured at the time the award is made. Stockholder approval of this proposal will also constitute approval of foregoing limitation for purposes of Section 162(m). Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the payment of cash bonuses or the settlement of performance units or dividend equivalent rights will not be subject to the $1 million per person limitation imposed under Section 162(m) on the income tax deductibility of compensation paid to certain of our executive officers, to the extent the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones discussed below in the summary description of the stock issuance program.

The shares of common stock issuable under the 2007 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

Shares subject to outstanding awards under the 2007 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2007 Plan. Any unvested shares issued under the 2007 Plan that are subsequently forfeited or that we repurchase pursuant to our repurchase rights under the 2007 Plan will be added back to the number of shares reserved for issuance under the 2007 Plan and will accordingly be available for subsequent issuance.

There are no net counting provisions in effect under the 2007 Plan. Accordingly, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance under the 2007 Plan:

•

Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the 2007 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

•

Should shares of common stock otherwise issuable under the 2007 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or settlement of an award under the plan, then the number of shares of common stock available for issuance under the 2007 Plan will be reduced by the full number of shares that were issuable under the award, and not by the number of shares actually issued after any such share withholding.

•

Upon the exercise of any stock appreciation right granted under the 2007 Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.

Equity Incentive Programs

Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares. In addition, one or more awards may be structured so that those awards will vest and become exercisable only after the achievement of pre-established corporate performance objectives.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding,

The 2007 Plan will allow the issuance of two types of stock appreciation rights under the discretionary grant program:

•

Tandem stock appreciation rights granted in conjunction with stock options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•

Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten (10) years.

The appreciation distribution on any exercised tandem or stand-alone stock appreciation right will be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right, to the extent exercisable at that time. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding.

Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights, except in connection with certain changes to our capital structure, as discussed in the Changes in Capitalization section which appears later in this Proposal.

Stock Issuance Program. Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. Performance shares may also be issued under the program in accordance with the following parameters:

(i) The vesting of the performance shares will be tied to the attainment of corporate performance objectives at one or more designated levels over a specified performance period, all as established by the plan administrator at the time of the award.

(ii) At the end of the performance period, the plan administrator will determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(iii) The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Internal Revenue Code Section 409A.

(iv) Performance shares may be paid in cash or shares of our common stock.

(v) Performance shares may also be structured so that the shares are convertible into shares of our common stock, but the rate at which each performance share is to so convert will be based on the attained level of performance for each applicable performance objective.

The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

In order to assure that the compensation attributable to one or more award made under the program will qualify as performance-based compensation which will not be subject to the $1 million per person limitation imposed under Section 162(m) on the income tax deductibility of the compensation paid to certain of our executive officers, the plan administrator will also have the discretionary authority to structure one or more awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, return on capital or return on invested capital; (xi) revenue, growth in revenue, return on sales, or market share gains; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) expense control or cost reduction goals, (xxiii) budget comparisons; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) measures of customer satisfaction; (xxvi) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base; (xxxvii) product development, product quality, or product delivery goals; (xxxviii) specific project delivery goals; and (xxxix) other similar criteria consistent with the foregoing. In addition, such performance criteria may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year and (F) the operations of any business we acquire.

Outstanding awards under the stock issuance program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s involuntary termination or upon a change in control, as described below under the heading “General Provisions—Vesting Acceleration.”

Incentive Bonus Program. Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. Cash bonus awards will vest over an eligible individual’s designated service period or upon the attainment of pre-established performance goals. Performance unit awards will be subject to the following parameters:

(i) A performance unit will represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals described above in the description of the stock issuance program. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

(ii) Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.

(iii) Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our common stock valued at fair market value on the payment date.

The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of our common stock).

In order to assure that the compensation attributable to one or more awards under the program will qualify as performance-based compensation which will not be subject to the $1 million per person limitation imposed under Section 162(m) on the income tax deductibility of the compensation paid to certain of our executive officers, the plan administrator will also have the discretionary authority to structure one or more awards so that cash or shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above in the summary of the stock issuance program.

Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the 2007 Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made or paid per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made or paid per issued and outstanding share of our common stock or may be deferred to a later date. Payment may be made in cash or shares of our common stock.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s involuntary termination or upon a change in control as described below under the heading “General Provisions—Vesting Acceleration.”

Automatic Grant Program. Under the automatic grant program, non-employee board members will receive automatic grants of stock options over their period of board service. All grants under the Automatic Grant Program will be made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal will also constitute pre-approval of each option grant made under the Automatic Grant Program on or after the date of the 2007 Annual Meeting and the subsequent exercise of those options in accordance with the terms of the program summarized below. The Board or Compensation Committee has the discretion and authority to change and otherwise revise the terms and/or types of awards granted under the Automatic Grant Program, including, without limitation, the number of shares and other terms thereof, for awards granted on or after the date the Board or Compensation Committee, as applicable, determines to make such change or revision. No further grants will be made under the 1995 Director Stock Option Plan upon stockholder approval of the 2007 Plan.

Two types of awards will be made under the program:

•

Initial Awards. Each individual who first becomes a non-employee board member on or after the date of the 2007 Annual Meeting will, at the time of his or her election to the board, receive an option grant to purchase ten thousand (10,000) shares of our common stock, provided that such individual has not been in our employ or the employ of any of our parent or subsidiary companies at any time during the preceding twelve (12) months. Should an individual commence service as a non-employee board member other than on the date of an annual stockholders meeting, then the number of shares subject to his or her stock option grant award will be pro-rated to reflect the interval between the date of such commencement of non-employee board service and the date of the next scheduled annual stockholders meeting.

•

Annual Award. On the date of each annual stockholders meeting, beginning with the 2007 Annual Meeting, each individual who will continue to serve as a non-employee board member will automatically be granted an option to purchase two thousand five hundred (2,500) shares of our common stock, provided such individual has served as a non-employee board member for at least six (6) months. There will be no limit on the number of such annual awards any one eligible non-employee board member may receive over his or her period of continued service on the board.

The annual award to each of our non-employee Board members re-elected at the 2007 Annual Meeting will be comprised of an option grant for two thousand five hundred (2,500) shares.

Each option grant under the program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of seven (7) years, subject to earlier termination following the non-employee director’s cessation of board service. The shares subject to each automatic option grant will vest as to one-twelfth (1/12th) of the shares subject to the option each month following its date of grant, subject to the non-employee director’s continued board service through each such date. However, the shares will immediately vest in full upon the non-employee director’s death or disability while a board member or upon the occurrence of certain changes in ownership or control.

The option grants under the automatic option grant program will be taxable as non-statutory options under the Federal income tax laws.

Stock Awards—Predecessor Plan

The following table sets forth, as to (i) each director of the Company, (ii) the Company’s Chief Executive Officer, the three (3) most highly compensated executive officers of the Company who were serving as executive officers as of the end of fiscal 2006 and an additional officer who ceased employment during fiscal 2006 and (iii) the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the Predecessor Plans from October 1, 2005 to September 30, 2006, together with the weighted average exercise price per share in effect for such option grants, and the number of shares of our common stock subject to direct stock awards made under the Predecessor Plans to such individuals and groups during that period:

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Shares Subject to Direct Stock Awards (#)
Executive Officers:
Jimmy S.M. Lee	60,000	6.66	—
Gary L. Fischer (1)	—	—	—
Kong Yeu Han	20,000	6.66	—
Chang-Chaio Han	20,000	6.66	—
Scott Howarth	100,000	6.33	—
All current executive officers as a group (4 persons)	200,000	6.50	—

Non-Employee Directors:
Melvin Keating	10,000	5.16	—
Ping K. Ko	2,500	6.26	—
Keith McDonald	—	—	—
Bryant Riley	10,000	5.16	—
Lip-Bu Tan	2,500	6.26	—
Hide L. Tanigami	2,500	6.26	—
Bruce A. Wooley	2,500	6.26	—
All current non-employee directors as a group (7 persons)	30,000	5.53	—
All employees, including current officers who are not executive officers, as a group (276 persons)	1,157,950	6.21	—

(1)	Mr. Fischer served as an executive officer of the Company through November 2005 and as a Director of the Company through November 2006.

New Plan Benefits

No awards will be made under the 2007 Plan at any time prior to stockholder approval of the plan at the 2007 Annual Meeting. If such shareholder approval is obtained, then the following continuing non-employee Board members will each receive an automatic option grant for two thousand five hundred (2,500) shares of our common stock upon his or her re-election to the Board at the 2007 Annual Meeting: Messrs. Keating, Ko McDonald, Riley and Wooley. Each such option grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date.

General Provisions

Vesting Acceleration. In the event we should experience a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the discretionary grant, stock issuance and incentive bonus programs:

(i) Each outstanding award will automatically accelerate in full upon a change in control, if that award is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash retention program which preserves the intrinsic value of the award and provides for subsequent payout of that value in accordance with the same vesting schedule in effect for that award.

(ii) The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual’s service with us or the successor entity is terminated within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

(iii) The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.

(iv) Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2007 Plan in the event (a) we are acquired by merger or asset sale, (b) all or substantially all of the assets of the company are sold (c) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) fifty percent (50%) or more of the total combined voting power of our outstanding securities, or (d) there is a change in the majority of our board of directors as a result of one or more contested elections for board membership.

The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2007 Plan; (ii) the maximum number and/or class of securities by which the share reserve may increase by reason of the expiration or termination of unexercised options or the forfeiture or repurchase of unvested shares under the Predecessor Plans, (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the 2007 Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding awards under the discretionary grant program, (v) the number and/or class of securities subject to each outstanding award under the automatic grant program and the exercise price per share in effect under each outstanding option grant under such program, (vi) the number and/or class of securities subject to each outstanding award under the stock issuance program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities for which awards may subsequently be made to new and continuing non-employee board members under the automatic grant program, and (viii) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of our common stock. Such adjustments will be made in such manner in order to preclude any dilution or enlargement of benefits under the 2007 Plan or the outstanding awards thereunder.

Valuation. The fair market value per share of our common stock on any relevant date under the 2007 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq Global Market. On June 15, 2007, the fair market value per share of our common stock determined on such basis was $5.99.

Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2007 Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the 2007 Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to a restricted stock unit or performance share award until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or performance shares, subject to such terms and conditions as the plan administrator may deem appropriate.

Special Tax Election. The plan administrator may provide one or more holders of awards under the 2007 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

Amendment and Termination. Our board of directors may amend or modify the 2007 Plan at any time; provided, however, that stockholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under the 2007 Plan (other than in connection with certain changes to our capital structure as explained above), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in the 2007 Plan, expands the types of awards which may be made under the 2007 Plan or extends the term of the 2007 Plan or to the extent such stockholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our board of directors, the 2007 Plan will terminate on the earliest of (i) July 30, 2017, (ii) the date on which all shares available for issuance under the 2007 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2007 Plan.

Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock Awards. The recipient of unvested shares of common stock issued under the 2007 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income if and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Cash Awards. The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for the taxable year in which the cash award is earned, provided the award is paid within two and one-half (2½) months after the close of that year; otherwise, the deduction will be deferred until the taxable year in which the payment is made.

Performance Units. No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will in general be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will in general be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2007 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the stock issuance program or shares or cash issued under the incentive bonus program will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 2 is required for approval of the 2007 Plan. Should such approval not be obtained, then the 2007 Plan will not be implemented. However, the existing 1998 Stock Plan, Nonstatutory Stock Plan and the 1995 Director Stock Option Plan will each continue in full force and effect until their respective designated expiration dates, and awards may continue to be made under those plans until such expiration dates.

The Board believes that Proposal No. 2 is in the Company’s best interests and in the best interests of our shareholders and UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2007 INCENTIVE COMPENSATION PLAN.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of September 30, 2006:

	Equity Compensation Plan Information		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)
Equity compensation plans approved by security holders	1,546,000	$7.93	1,546,000	(1)
Equity compensation plans not approved by security holders	4,452,000	$7.14	2,461,000

Total	5,998,000	$7.35	3,859,000

(1)	The number of shares includes 1,072,000 shares of common stock reserved for future issuance under the Company’s 1995 Employee Stock Purchase Plan. This plan was approved by stockholders effective February 1995 and was amended by the stockholders on February 6, 2002, on February 27, 2004, and on February 4, 2005.

Equity Compensation Plan not Approved by Security Holders

At September 30, 2006, the Company’s 1996 Stock Option Plan was not approved by the Company’s stockholders. On October 18, 1996, the Company’s Board of Directors approved the 1996 Stock Option Plan that provides for the grant of non-statutory stock options to non-executive employees and consultants. At September 30, 2006, options to purchase 2,461,000 shares of the Company’s common stock remained available for future issuance under this plan and options to purchase 4,352,000 shares of the Company’s common stock were outstanding with a weighted average exercise price of $7.16 and grant prices ranging from $2.35 to $18.56. Generally, the stock options vest ratably over a four (4) year period. The options expire upon the earlier of seven (7) years from the date of grant (ten (10) years for grants prior to October 1, 2005) or thirty (30) days following termination of employment or consultancy, unless specified otherwise in the option agreement. In the event of certain changes in control of the Company, the 1996 Stock Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. However, if such successor refuses to assume the then outstanding options, the 1996 Stock Option Plan provides for the full acceleration of the exercisability of all outstanding options. If the 2007 Incentive Compensation Plan is approved at the 2007 annual meeting of stockholders, the 1996 Stock Option Plan will be replaced by the 2007 Incentive Compensation Plan and the shares available for grant under the 1996 Stock Option Plan will be available for issuance under the 2007 Incentive Compensation Plan.

On February 21, 2006, we entered into a Stand-Alone Stock Option Agreement (the “Option”) with Scott Howarth, our new Chief Financial Officer. The Option is a non-qualified stock option to purchase 100,000 shares of our common stock and has the following terms: (i) an exercise price equal to $6.33 per share which was the fair market value of the our common stock on the grant date of February 21, 2006, (ii) a term of 7 years from the date of grant, and (iii) vesting as to 12.5% of the shares on the six (6) month anniversary of his employment start date, and as to 1/48th of the total shares each month thereafter until the option is fully vested. The Option was granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation received for services rendered to the Company and the Company’s subsidiaries in all capacities during the last three (3) fiscal years by (i) the Company’s Chief Executive Officer, (ii) the three (3) most highly compensated executive officers of the Company who were serving as executive officers as of the end of fiscal 2006 and (iii) an additional officer who ceased employment during fiscal 2006 (such officers are hereinafter collectively referred to as the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation (1)				Long Term Compensation Awards Options
Name and Principal Position	Fiscal Year	Salary	Bonus (2)	Other Annual Compensation (3)
Jimmy S.M. Lee	2006	$280,000	$—	$—	60,000
Chief Executive Officer and President	2005	249,231	—	—	90,000
	2004	231,057	118,310	—	50,000

Kong Yeu Han (4)	2006	226,317	—	14,765	20,000
Vice Chairman	2005	103,953	—	6,265	100,000

Gary L. Fischer (5)	2006	135,000	—	—	—
Chief Financial Officer	2005	249,231	—	—	65,000
	2004	225,656	91,655	—	45,000

Chang-Chaio Han (6)	2006	203,843	—	14,675	20,000
General Manager, ISSI-Taiwan &	2005	84,429	—	—	100,000
SRAM/DRAM Business Division

Scott D. Howarth (7)	2006	123,077	—	—	100,000
Vice President and Chief Financial Officer

(1)	Excludes perquisites and other personal benefits that for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.
(2)	Includes incentive awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes incentive awards paid in the fiscal year noted but earned in prior years.
(3)	Includes allowances for the cost of maintaining dual residences.
(4)	Mr. K.Y. Han first became an executive officer of the Company in May 2005.
(5)	Mr. Fischer served as an executive officer of the Company through November 2005 and as a Director of the Company through November 2006.
(6)	Mr. C.C. Han first became an executive officer of the Company in May 2005.
(7)	Mr. Howarth first became an executive officer of the Company in February 2006.

Option Grants in Fiscal Year 2006

The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended September 30, 2006.

Name	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Options Granted	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price Per Share	Expiration Date
					5%	10%
Jimmy S.M. Lee	60,000	4.4%	$6.66	12/23/12	$162,677	$379,107
Kong Yeu Han	20,000	1.5%	$6.66	12/23/12	$54,226	$126,369
Gary L. Fischer	—	—	—	—	—	—
Chang-Chaio Han	20,000	1.5%	$6.66	12/23/12	$54,226	$126,369
Scott D. Howarth	100,000	7.4%	$6.33	2/21/13	$257,695	$600,538

(1)	Each of these options was granted pursuant to the Company’s 1998 Stock Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant of such options and, as long as the optionee maintains continuous employment with the Company, generally vest over a four (4) year period at the rate of one-eighth (1/8) of the shares on the six month anniversary of the date of grant and one-forty-eighth (1/48) of the shares per month thereafter.
(2)	Based on options to purchase an aggregate of 1,357,950 shares of common stock granted to employees during the fiscal year ended September 30, 2006.
(3)	In accordance with SEC rules, shown are the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent the Company’s estimate or projection of future increases in the price of its common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 2006, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of September 30, 2006.

Name	Shares Acquired on Exercise	Value Realized	Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jimmy S.M. Lee	—	—	355,878	112,084	$187,844	$2,553
Kong Yeu Han	—	—	85,000	85,000	86,733	—
Gary L. Fischer	—	—	236,844	48,437	74,010	2,553
Chang-Chaio Han	—	—	40,625	85,000	15,511	—
Scott D. Howarth	—	—	14,583	85,417	—	—

(1)	The value of an “in the money” option represents the difference between the exercise price of such option and the fair market value of the Company’s common stock at September 30, 2006 of $5.57 per share, multiplied by the total number of shares subject to the option.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN ‡

The following graph sets forth the Company’s total cumulative stockholder return compared to the Standard & Poor’s 500 Index and the Philadelphia Semiconductor Index (“SOX”), for the period September 30, 2001 through September 30, 2006. Total stockholder return assumes $100 invested at the beginning of the period in the common stock of the Company, the stocks represented in the Standard & Poor’s 500 Index and the stocks represented in the Philadelphia Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its common stock.

Historical stock price performance should not be relied upon as indicative of future stock price performance.

Indexed Stock Price Comparison

September 30, 2001 to September 30, 2006

‡	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of copies of filings under Section 16(a) of the Exchange Act received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2006, all Section 16 filing requirements were met, except that Bryant R. Riley, a director, filed four (4) late Form 4’s with respect to a total of six (6) transactions.

CERTAIN TRANSACTIONS

We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other thing, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company purchases goods from SMIC in which the Company has less than a 2% ownership interest. Lip-Bu Tan, a director of the Company, has been a director of SMIC since January 2002. For the year ended September 30, 2006, the Company’s purchases of goods from SMIC were approximately $21,352,000. At September 30, 2006, the Company had an accounts payable balance to SMIC of approximately $4,440,000.

The Company sells semiconductor products to Key Stream Corp. (KSC) in which the Company had approximately a 22% equity interest at September 30, 2006. Kong-Yeu Han, a director of the Company, is a director of KSC. For the year ended September 30, 2006, the Company sold approximately $140,000 of memory products to KSC. At September 30, 2006, the Company had an accounts receivable balance from KSC of approximately $155,000.

Lip-Bu Tan has been a director of Flextronics since April 3, 2003. For the year ended September 30, 2006, the Company sold approximately $830,000 of memory products to Flextronics. At September 30, 2006, the Company had an accounts receivable balance from Flextronics of approximately $251,000. The Company had been doing business with Flextronics prior to Mr. Tan joining the board of directors of Flextronics. The Company has determined that Mr. Tan did not have a direct or indirect material interest in the Company’s transactions with Flextronics and that the Company’s transactions with Flextronics are not material to Mr. Tan’s status as an independent director.

As of August 28, 2006, the Company entered into a letter agreement with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc. (the “Riley Parties”), as amended as of November 30, 2006. Pursuant to the letter agreement, the Company expanded the size of its Board of Directors from seven members to nine members and elected Bryant Riley and Melvin Keating to fill the vacancies created by such increase. Bryant Riley is a director and an affiliate of the other Riley Parties. Additionally, the Company agreed to deliver to the Riley Parties written commitments from two of the Company’s current directors (other than Jimmy S. Lee and Kong Yeu Han) not to seek or accept re-nomination for election to the Board of Directors at the Company’s 2007 annual meeting of stockholders. The Letter Agreement further anticipates that the Company’s nominating committee will nominate for election at the Company’s 2007 annual meeting of stockholders the six remaining directors and one additional independent director (who is Mr. McDonald) and that the size of the Board of Directors will be reduced to seven members at such time. Pursuant to the Letter Agreement, Mr. Tan and Mr. Tanigami have agreed not to seek or accept re-nomination for election to the Board of Directors at the 2007 Annual Meeting.

As of September 7, 2006, the Company entered into a Standstill Agreement with the Riley Parties as contemplated by the letter agreement described above. Pursuant to the Standstill Agreement, the Riley Parties have agreed, until the date on which proxies for the Company’s 2008 annual meeting of stockholders are first solicited, not to, among other things:

•	acquire (or offer or agree to acquire) any material amount of assets of the Company, or encourage any third party to do so;

•	encourage any third party that they acquire (or offer or agree to acquire) 15% or more of any voting securities of the Company (including any such securities already held by such third party);

•

participate (or encourage any third party to participate) in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, with respect to the foregoing or, among other things, (i) any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company, certain changes in the present structure or membership of the board of directors or management of the Company, except as provided in the letter agreement, or any change to any material term of the employment contract of any executive officer of the Company, (ii) the opposition of any person nominated by the Company’s nominating committee, or (iii) any material change in the Company’s capital structure or business; or

•

take any action that could require the Company to make a public announcement regarding the possibility of the foregoing or take certain other actions in connection with the foregoing, including making a public announcement or forming or participating in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

CODE OF BUSINESS CONDUCT AND ETHICS

In January 2004, the Company adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of the Code is published on the Company’s website at www.issi.com. The Company intends to disclose future amendments to certain provisions of the Code, or waivers of such provisions granted to executive officers, on the Company’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

San Jose, California

June 29, 2007

EXHIBIT A

INTEGRATED SILICON SOLUTION, INC.

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

(As approved by Board of Directors on June 12, 2007)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Committee”) of Integrated Silicon Solution, Inc. (the “Company”) shall be:

•	To be responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors;

•

To provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s accounting and financial reporting process and internal controls;

•	To provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•

To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors; and

The Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Committee members will be appointed annually by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

•

Each member will be an independent director, in accordance with the audit committee requirements of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as determined by the Company’s Board of Directors;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the requirements of Nasdaq and the SEC;

•

At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

•	At least one member shall qualify as an “audit committee financial expert” as defined by SEC rules and regulations and as determined by the Company’s Board of Directors.

POWERS:

The Committee shall have the power to:

•	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities; and

•	Engage independent counsel and other advisers, as it determines necessary to carry out its duties, and to determine the appropriate funding level for such activities.

RESPONSIBILITIES:

The responsibilities of the Committee shall include:

•	The appointment, compensation, retention and oversight of the Company’s independent auditors;

•

Providing oversight and monitoring of Company management and their activities with respect to the Company’s financial reporting process, accounting policies, tax matters, disclosure controls and procedures and internal controls;

•

The pre-approval of all audit and audit related services and non-audit services provided by the independent auditors to the Company, as required under applicable law and Nasdaq and SEC rules and regulations. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at its next scheduled meeting;

•	Reviewing the independent auditors’ proposed audit scope and approach;

•

Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors and/or management, to consider and review the following:

•	Any significant changes required in the independent auditors’ audit plan.

•	The effect or potential effect of any accounting initiatives or similar accounting developments on the Company’s financial statements.

•

Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•

Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards, applicable law and Nasdaq and/or SEC rules and regulations.

•	Reviewing the performance of the independent auditors, who shall be accountable to the Audit Committee;

•

Reviewing the independence of the independent auditors, including a review of the services provided by the independent auditors and related fees, consistent with applicable laws and Nasdaq and SEC rules and regulations. Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	Obtaining from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934;

•

Monitoring partner rotation of the Company’s independent auditors and hiring of former employees of the Company’s independent auditors in accordance with applicable laws and Nasdaq and SEC rules and regulations;

•	Monitoring the Company’s independent auditors compliance with records retention requirements in accordance with applicable laws and Nasdaq and SEC rules and regulations;

•

Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

•	In consultation with the independent auditors and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

•	The Company’s annual financial statements and related notes.

•	The independent auditors’ audit of the financial statements and their report thereon.

•

The independent auditors’ report regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management as defined under applicable law and the rules and regulations of Nasdaq and the SEC.

•	Whether the Company has entered into any “off-balance sheet transactions” as defined by applicable SEC rules and regulations; and

•	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

•

Reviewing and discussing with management, before filing with the SEC, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K. Making a recommendation to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Overseeing the activities of the Company’s Disclosure Committee;

•	Reviewing and discussing with management, before release, the unaudited interim financial results in the Company’s quarterly earnings releases;

•

Reviewing and monitoring the effectiveness of the Company’s internal controls, including reviewing and discussing with management and the independent auditors their respective evaluations of the Company’s internal controls;

•	Overseeing compliance with the requirements of the SEC for disclosure of independent auditor’s services and audit committee members and activities;

•

To the extent required by SEC or NASD, establish procedures to promote and protect employee reporting of suspected fraud or wrongdoing relating to accounting, auditing or financial reporting, including procedures for:

•	Receiving, retaining and addressing complaints received by the Company relating to such matters.

•	Enabling employees to submit to the Committee, on a confidential and anonymous basis, any concerns regarding such matters; and

•	Protecting reporting employees from retaliation.

•	Reviewing management’s monitoring of compliance with the Company’s code of conduct;

•	Reviewing and approving all related party transactions as required by applicable laws and Nasdaq and SEC rules and regulations;

•	Providing the Audit Committee Report in the Company’s proxy statement as required by Item 306 of Regulation S-K, as well as the additional disclosures required by Item 7(d)(3) of Schedule 14A;

•	Reviewing the Committee’s own structure, processes and membership requirements;

•	Reviewing and assessing the adequacy of this Charter at least annually; and

•	Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

The Committee will meet at least quarterly during each fiscal year, or more frequently as circumstances dictate.

The Committee will meet separately with the independent auditors as well as members of the Company’s management, as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

EXHIBIT B

INTEGRATED SILICON SOLUTION, INC.

2007 INCENTIVE COMPENSATION PLAN

(adopted by the Board on February 9, 2007, subject to stockholder approval)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 2007 Incentive Compensation Plan is intended to promote the interests of Integrated Silicon Solution, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into a series of separate incentive compensation programs:

•

the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

•

the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

•

the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones, and

•	the Automatic Grant Program under which eligible non-employee Board members will automatically receive equity awards at designated intervals over their period of continued Board service.

B. The provisions of Articles One and Six shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Compensation Committee (either acting directly or through a subcommittee of two or more members of the Compensation Committee) shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to such persons; provided, however, that to the extent that Awards are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. However, any Awards for members of the Compensation Committee (other than pursuant to the Automatic Grant Program) must be authorized by a disinterested majority of the Board.

B. Members of the Compensation Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

D. Service as a Plan Administrator by Board members on the Compensation Committee or the Secondary Committee shall constitute service as Board members, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

E. Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Awards made under that program, except that Board or the Compensation Committee in its discretion may change and otherwise revise the terms and/or types of Awards granted thereunder, including, without limitation, the number of shares and exercise prices thereof, for Awards granted on or after the date the Plan Administrator determines to make any such change or revision.

IV. ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

C. The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

D. The individuals who shall be eligible to participate in the Automatic Grant Program (the “Eligible Directors”) shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Plan Effective Date. A non-employee Board member who has been in the employ of the Corporation (or any Parent or Subsidiary) at any time during the twelve (12)-month period preceding the date he or she first becomes a non-employee Board member shall not be considered Eligible Director for purposes of receiving a grant under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but may subsequently qualify as an Eligible Director for purposes of the annual grants made to continuing Eligible Directors under the Automatic Grant Program.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be 3,000,000 shares, which is approximately the number of shares which remain unallocated and available for issuance under the Predecessor Plans on the Plan Effective Date.

B. The Plan shall serve as the successor to the Predecessor Plans, and no further stock option grants or unvested share awards shall be made under the Predecessor Plans after the Plan Effective Date. However, all option grants and unvested share awards outstanding under the Predecessor Plans on the Plan Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of shares of Common Stock thereunder. To the extent any options outstanding under the Predecessor Plans on the Plan Effective Date expire or terminate unexercised or any unvested shares outstanding under the Predecessor Plans on the Plan Effective Date are forfeited or repurchased by the Corporation, the number of shares of Common Stock subject to those expired or terminated options at the time of expiration or termination and the number of such forfeited or repurchased shares shall be added to the share reserve under this Plan and shall accordingly be available for issuance hereunder, up to a maximum of an additional 4,000,000 shares.

C. Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issued, vested or exercised under such Award, calculated in each instance prior to any such share withholding.

D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Board or Compensation Committee to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan may increase by reason of the expiration or termination of unexercised options or the forfeiture or repurchase of unvested shares under the Predecessor Plans, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program and the exercise price per share in effect for each outstanding option grant under such program, (vii) the maximum number and/or class of securities for which stock option grants and restricted stock unit awards may subsequently be made under the Automatic Grant Program to new and continuing non-employee Board members, (viii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (ix) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.

E. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each Award Agreement shall comply with the terms specified below. Each Award Agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options. The Plan Administrator will have complete discretion to determine the number of shares of Common Stock subject to Options granted to any Optionee, provided that during any calendar year, no Optionee will be granted options covering more than 1,000,000 shares of Common Stock.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options.

1. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the Award Agreement, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration date of the option term,

(ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares on such terms as the Plan Administrator determines at the time of grant, including, without limitation, when such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares).

F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i) Incentive Options: During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non- Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. STOCK APPRECIATION RIGHTS

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program. The Plan Administrator will have complete discretion to determine the number of stock appreciation rights granted to any Optionee, provided that during any calendar year, no Optionee will be granted stock appreciation rights covering more than 1,000,000 Shares.

B. Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.

D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraph B.2 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.

2. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock as to which such right is exercised over (ii) the aggregate base price in effect for those shares.

3. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

4. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except if such assignment is in connection with the holder’s estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

5. The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.

6. The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E. Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

IV. CHANGE IN CONTROL

A. In the event of an actual Change in Control transaction, each outstanding Award under the Discretionary Grant Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award under the Discretionary Grant Program shall not become exercisable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same (or more favorable) exercise/vesting schedule in effect for that Award or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or are otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D. Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve under the Plan may increase by reason of the expiration or termination of unexercised options or the forfeiture or repurchase of unvested shares under the Predecessor Plans, (iv) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (vi) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock, (viii) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program and the exercise price per share in effect for each outstanding option grant under such program, (ix) the maximum number and/or class of securities for which stock option grants and restricted stock unit awards may subsequently be made under the Automatic Grant Program to new and continuing non-employee Board members, and (x) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

V. PROHIBITION ON REPRICING PROGRAMS

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Corporation or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan (other than in accordance with the provisions of Section V.E of Article One), without in each such instance obtaining stockholder approval.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued directly under the Stock Issuance Program as either vested or unvested shares. Each such stock issuance shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each Award Agreement shall comply with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards. The Plan Administrator will have complete discretion to determine the number of shares of Common Stock that will be granted pursuant to Awards under the Stock Issuance Program, provided that during any calendar year, no Participant will be granted an Award under the Stock Issuance Program covering more than 500,000 shares of Common Stock.

A. Issue Price.

1. The issue price per share, if any, shall be fixed by the Plan Administrator and set forth in the Award Agreement.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii) any other valid consideration under the State in which the Corporation is at the time incorporated.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Award Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant’s Service. Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the Awards made under the Stock Issuance Program, subject to the acceleration provisions in Paragraphs B.6 and B.7 below and Section II of this Article Three:

(i) for any such Award which is to vest on the basis of Service, the minimum vesting period shall be three (3) years, with the rate of vesting over that period to be determined by the Plan Administrator; and

(ii) for any such Award which is to vest on the basis of performance objectives, the performance period shall have duration of at least one year.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding performance share or restricted stock unit awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II of this Article Three.

7. Outstanding performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II of this Article Three.

8. The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

(i) At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(ii) The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

(iii) Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.

(iv) Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II. CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and the Awards issued under the Stock Issuance Program shall vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent (i) the Awards as to which those repurchase rights or other vesting criteria pertain are to be assumed by the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) those Awards are to be replaced with a cash retention program of the successor corporation which preserves, for each such Award, the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for those Awards at the time of such Change in Control or (iii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange.

C. If an Award under the Stock Issuance Program is not assumed or otherwise continued in effect or replaced with a cash retention program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for those shares at the time of such Change in Control, then such Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the effective date of the Change in Control.

D. The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction.

E. The Plan Administrator’s authority under Paragraphs D and E of this Section II shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph D or E of this Section II may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR

INCENTIVE BONUS PROGRAM

I. INCENTIVE BONUS TERMS

The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

(i) cash bonus awards (“Cash Awards”),

(ii) performance unit awards (“Performance Unit Awards”), and

(iii) dividend equivalent rights (“DER Awards”)

A. Cash Awards. The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that each such Award Agreement shall comply with the terms specified below.

1. The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.

3. Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for the Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II of this Article Four.

4. Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as the Plan Administrator shall determine.

5. The maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed $1,000,000, with such limitation to be measured at the time the Award is made and not at the time the Award becomes payable.

B. Performance Unit Awards. The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four. Each such Performance Unit Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that each such Award Agreement shall comply with the terms specified below.

1. A Performance Unit shall represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

2. Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

3. Performance Units which become due and payable following the attainment of the applicable Performance Objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as the Plan Administrator shall determine.

4. The maximum dollar amount for which such Performance Unit Awards may be made to such person in any calendar year shall not exceed $1,000,000, or 600,000 shares of Common Stock with such limitation to be measured at the time the Award is made and not at the time the Award becomes payable.

C. DER Awards. The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four. Each such DER Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that each such Award Agreement shall comply with the terms specified below.

1. The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

2. Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made or paid per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made or paid per issued and outstanding share of Common Stock during the term of that DER remains outstanding.

3. Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A.

4. Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as the Plan Administrator shall determine If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as the Plan Administrator shall determine in its sole discretion.

5. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals. The maximum dollar amount for which such DER Awards may be made to such person in any calendar year shall not exceed

$1,000,000, or 600,000 shares of Common Stock with such limitation to be measured at the time the Award is made and not at the time the Award becomes payable.

II. CHANGE IN CONTROL

A. The Plan Administrator shall have the discretionary authority to structure one or more incentive bonus awards under this Article Four so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control.

B. The Plan Administrator’s authority under Paragraph A of this Section II shall also extend to any performance bonus awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those awards pursuant to such Paragraph A may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FIVE

AUTOMATIC GRANT PROGRAM

I. TERMS

A. Automatic Grants. The Automatic Grant Program shall, as of the Plan Effective Date, supersede and replace the Corporation’s 1995 Director Stock Option Plan. The Awards for the Eligible Directors at the 2007 Annual Meeting shall be made pursuant to the Automatic Grant Program in effect under this Article Five, and no further option grants or stock issuances shall be made to the Eligible Directors or any other non-employee Board members under the 1995 Director Stock Option Plan on or after the 2007 Annual Meeting, if this Plan is approved by the stockholders at such meeting. Grants under the Automatic Grant Program shall be made as follows:

1. Each individual who is first elected or appointed as an Eligible Director at any time on or after the date of the 2007 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase ten thousand (10,000) shares of Common Stock provided that individual has not been in the employ of the Corporation or any Parent or Subsidiary at any time during the twelve (12)-month period preceding his or her initial election or appointment as a non-employee Board member. Should an individual first commence Board service as an Eligible Director other than on the date of an annual stockholders meeting, then the number of shares of Common Stock subject to the stock option grant and restricted stock unit award to which he or she would otherwise be entitled in accordance with the foregoing shall be pro-rated to reflect the interval between the date of such commencement of Board service and the date of the next scheduled annual stockholders meeting.

2. On the date of each annual stockholders meeting, beginning with the 2007 Annual Meeting, each Eligible Director who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Non-Statutory Option to purchase (2,500) shares of common stock provided that such Eligible Director has served as a non-employee Board member for a period of at least six (6) months. There shall be no limit on the number of such option grants and restricted stock unit awards any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants and restricted stock unit awards over their period of continued Board service.

B. Exercise Price.

1. The exercise price per share for each option granted under this Article Five shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program as the Plan Administrator determines. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option granted under this Article Five shall have a term of seven (7) years measured from the grant date, subject to earlier termination following the Optionee’s cessation of Service.

D. Vesting of Options. Each option granted under this Article Five shall vest as to 1/12 of the shares subject to the options each month following its date of grant, subject to the Eligible Director’s continued service of a non-employee board member through each such date.

E. Limited Transferability of Options. Each option under this Article Five may be assigned in whole or in part during the Eligible Director’s lifetime to one or more of his or her Family Members or to a trust established exclusively for the Eligible Director and/or one or more such Family Members, to the extent such assignment is in connection with the Eligible Director’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Eligible Director may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Eligible Director’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Eligible Director’s death.

F. Termination of Service. The following provisions shall govern the exercise of any options held by the Eligible Director’s at the time he or she ceases Board service:

(i) The Eligible Director (or, in the event of his or her death while holding the option, the personal representative of the Eligible Director’s estate or the person or persons to whom the option is transferred pursuant to the Eligible Director’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Eligible Director’s cessation of Board service. However, should the Eligible Director cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(iii) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Eligible Director’s cessation of Board service for any reason other than death or Permanent Disability), terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CHANGE IN CONTROL

A. Should the Eligible Director continue in Board service until the effective date of an actual Change in Control transaction, then the following provisions shall apply with respect to the outstanding Awards held by such individual under the Automatic Grant Program:

(i) The shares of Common Stock at the time subject to each outstanding option held by such Eligible Director under the Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(ii) The shares of Common Stock which are at the time of such Change in Control subject to any outstanding restricted stock units awarded to such Eligible Director under the Automatic Grant Program shall, immediately prior to the effective date of the Change in Control, vest in full and be issued to such Eligible Director as soon as administratively practicable thereafter, but in no event later than fifteen (15) business days after such effective date, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Change in Control and distributed at the same time as such stockholder payments.

B. All outstanding repurchase rights under this Automatic Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

C. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Eligible Director in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Automatic Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

III. REMAINING TERMS

The remaining terms of each option grant under the Automatic Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program, including the prohibition on repricing contained in Section V of Article Two.

IV. ALTERNATIVE AWARDS

The Compensation Committee shall have full power and authority to award, in lieu of one or more initial or annual automatic option grants under this Article Five, unvested shares of Common Stock or restricted stock units which in each instance have an aggregate Fair Market Value substantially equal to the fair value (as determined for financial reporting purposes in accordance with Financial Accounting Standard 123R or any successor standard) of the automatic option grant which such award replaces. Any such alternative award shall be made at the same time the automatic option grant which it replaces would have been made, and the vesting provisions (including vesting acceleration) applicable to such award shall be substantially the same as in effect for the automatic option grant so replaced.

ARTICLE SIX

MISCELLANEOUS

I. DEFERRED COMPENSATION

A. The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

B. To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

II. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise, issuance, vesting or settlement of an Award under the Plan shall be subject to the satisfaction of all applicable income, employment and other tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide Optionees and Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, issuance or vesting of those Awards or the issuance of shares of Common Stock thereunder. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by such individual. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

2. Stock Delivery: The election to deliver to the Corporation, at the time of the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, one or more shares of Common Stock previously acquired by such individual with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on the Plan Effective Date.

B. The Plan shall serve as the successor to each of the Predecessor Plans, and no further option grants or unvested share issuances shall be made under the Predecessor Plans if this Plan is approved by the stockholders at the 2007 Annual Meeting. Such stockholder approval shall not affect the option grants and unvested share awards outstanding under the Predecessor Plans at the time of the 2007 Annual Meeting, and those option grants and unvested share awards shall continue in full force and effect in accordance with their terms. However, should any of those options expire or terminate unexercised or those unvested shares be forfeited or repurchased by the Corporation, the shares of Common Stock subject to those options at the time of expiration or termination and those forfeited or repurchased shares shall be added to the share reserve of this Plan, up to the maximum number of additional shares permissible hereunder.

C. The Plan shall terminate upon the earliest to occur of (i) July 30, 2017, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on July 30, 2017, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

V. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.E of Article One), materially increases the benefits accruing to Optionees or Participants, materially expands the class of individuals eligible to participate in the Plan, expands the types of Awards which may be made under the Plan or extends the term of the Plan or to the extent such stockholder approval may otherwise required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

B. The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

C. Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

VI. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VIII. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Annual Meeting shall mean the 2007 annual meeting of the Corporation’s stockholders.

B. Automatic Grant Program shall mean the automatic grant program in effect for non-employee Board members under Article Five of the Plan.

C. Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

D. Award Agreement shall mean the agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time

E. Board shall mean the Corporation’s Board of Directors.

F. Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

•

Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

•

In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual’s termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary).

G. Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

•

Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

•

In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

H. Code shall mean the Internal Revenue Code of 1986, as amended.

I. Common Stock shall mean the Corporation’s common stock.

J. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

K. Corporation shall mean Integrated Silicon Solution, Inc., a Delaware corporation, and any corporate successor to all or substantially all o f the assets or voting stock of Integrated Silicon Solution, Inc. which has by appropriate action assumed the Plan.

L. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

M. Eligible Director shall mean a non-employee Board member who satisfies the criteria set forth in Section IV.D of Article One for participation in the Automatic Grant Program and who is accordingly eligible to receive one or more Awards under that program.

N. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

O. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

P. Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

Q. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

R. Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

•

Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

•

In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

S. Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

T. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

U. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of one or more of the following as the Plan Administrator shall determine and in the absence of a determination in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), an Involuntary Termination shall include both of the following:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or

(ii) such individual’s voluntary resignation for Good Reason.

V. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

W. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

X. Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.

Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z. Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

AA. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

BB. Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, return on capital or return on invested capital; (xi) revenue, growth in revenue, return on sales, or market share gains; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) expense control or cost reduction goals, (xxiii) budget comparisons; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) measures of customer satisfaction; (xxvi) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base; (xxxvii) product development, product quality, or product delivery goals; (xxxviii) specific project delivery goals; and (xxxix) other similar criteria consistent with the foregoing. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; and (F) the operations of any business acquired by the Corporation.

CC. Plan shall mean the Corporation’s 2007 Incentive Compensation Plan, as set forth in this document.

DD. Plan Administrator shall mean the particular entity, whether the Compensation Committee (or subcommittee thereof), the Board or the Secondary Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

EE. Plan Effective Date shall mean the July 30, 2007 date on which the Plan is approved by the stockholders at the 2007 Annual Meeting.

FF. Predecessor Plans shall mean (i) the Corporation’s 1998 Stock Plan, (ii) the Corporation’s 1995 Director Stock Option Plan and (iii) the Nonstatutory Stock Plan, as each such plan is in effect immediately prior to the 2007 Annual Meeting.

GG. Secondary Committee shall mean a committee of one or more Board members or such other individual(s) appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

HH. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

II. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

JJ. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

KK. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

LL. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

MM. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

NN. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

OO. Withholding Taxes shall mean the applicable federal, state, local and foreign income, employment and other withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise or vesting of that Award or the issuance of shares of Common Stock thereunder.

INTEGRATED SILICON SOLUTION, INC.

Proxy

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JIMMY S.M. LEE and SCOTT D. HOWARTH, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Integrated Silicon Solution, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, on July 30, 2007, at 3:30 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the election of directors, FOR the proposal to approve the adoption of the Company’s 2007 Incentive Compensation Plan, and in accordance with their discretion on such other matters that may properly come before the meeting.

The directors recommend a FOR vote on each item.

(Continued and to be signed on reverse side.)

		FOR all nominees listed (except as withheld)	WITHHELD AUTHORITY to vote for nominees listed			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS (Instruction: To withhold authority to vote for any individual nominees, strike that nominee’s name below.)			2.	Proposal to approve the adoption of the Company’s 2007 Incentive Compensation Plan:

Nominees:	01 Jimmy S.M. Lee 02 Kong Yeu Han 03 Melvin Keating 04 Ping K. Ko	05 Keith McDonald 06 Bryant Riley 07 Bruce A. Wooley
				YES	NO
I plan to attend the Meeting:

Signature(s)	Date

(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)